Exhibit 3.34

STATE OF DELAWARE
CORRECTED CERTIFICATE OF
HD SUPPLY POWER SOLUTIONS, INC.

HD Supply Power Solutions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1.                                      The name of the corporation is HD Supply Power Solutions, Inc.

2.                                      That a Certificate of Amendment was filed by the Secretary of State of Delaware on February 5, 2013 and that said Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

3.                                      The inaccuracy or defect of said Certificate is the amended name of the Corporation, which was incorrectly stated to be “HD Supply Power Solutions, Inc.” The amended name of the Corporation should be “HD Supply Power Solutions Group, Inc.”

4.                                      The Certificate of Amendment in its correct form is attached hereto as Exhibit A.

(Signature appears on following page)

IN WITNESS WHEREOF, said HD Supply Power Solutions, Inc. has caused this certificate to be signed this 5th day of March, 2013.

HD SUPPLY POWER SOLUTIONS, INC.

By:	/s/ Ricardo Nunez
Name:	Ricardo Nunez
Title:	Vice President and Secretary

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
HD SUPPLY UTILITIES GROUP, INC.

HD Supply Utilities Group, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:           That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article One in its entirety and substituting in lieu thereof a new Article One to be read as follows:

“1.                                The name of the corporation is HD Supply Power Solutions Group, Inc.”

SECOND:      That the Board of Directors of the Corporation, by the unanimous written consent of all of its members, adopted a resolution proposing and declaring advisable the foregoing amendment to the Certificate of Incorporation of the Corporation pursuant to the provisions of Sections 141(b) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof and the necessary number of shares as required by the statute were voted in favor of the amendment.

THIRD:         That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware on February 4, 2013.

IN WITNESS WHEREOF, said HD Supply Utilities Group, Inc. has caused this certificate to be signed this 5th day of February, 2013.

HD SUPPLY UTILITIES GROUP, INC.

By:	/s/ Ricardo Nunez
Name:	Ricardo Nunez
Title:	Vice President and Secretary